                                                                 EXHIBIT (a) (5)



             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.-- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

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                                            GIVE THE
FOR THIS TYPE OF ACCOUNT:                   SOCIAL SECURITY
                                            NUMBER OF --
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1.   Individual                             The individual

2.   Two or more individuals                The actual owner of
      (joint account)                       the account or, if
                                            combined funds, the
                                            first individual on the
                                            account(1)

3.   Custodian account of a minor           The minor(2)
     (Uniform Gift to Minors Act)

4.   a.  The usual revocable savings        The grantor-
         trust (grantor is also trustee)    trustee(1)

     b.  So-called trust account that       The actual owner(1)
         is not a legal or valid trust
         under State law

5.   Sole proprietorship or single-         The owner(3)
     owner LLC

6.   Sole proprietorship or single-         The owner(3)
     owner LLC
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                                            GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:                   IDENTIFICATION
                                            NUMBER OF --
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7.   A valid trust, estate, or pension      The legal entity(4)
     trust

8.   Corporate or LLC electing              The corporation
     corporate status on Form
     8832

9.   Association, club, religious,          The organization
     charitable, educational, or other
     tax-exempt organization account

10.  Partnership or multi-member LLC        The partnership

11.  A broker or registered nominee         The broker or nominee

12.  Account with the Department of         The public entity
     Agriculture in the name of
     a public entity (such as a State or
     local government, school district, or
     prison) that receives agricultural
     program payments


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(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number.
(3) You must show your individual name, but you may also enter you business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).
(4) List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)
NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER OF SUBSTITUTE FORM W-9
                                     PAGE 2

PURPOSE OF FORM
Use Substitute Form W-9 only if you are a U.S. person (including a resident alien). If you are a foreign person, use the appropriate Form W-8.

OBTAINING A NUMBER
If you don't have a taxpayer identification number apply for one immediately. Obtain Form SS-5. Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding include the following:

        o    A U.S. corporation.
        o    A financial institution.
        o An organization exempt from tax under section 501(a), an individual retirement account or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).
        o    The United States or any agency or instrumentality thereof.
        o A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.
        o A foreign government or any political subdivision, agency or instrumentality thereof.
        o An international organization or any agency or instrumentality thereof.
        o A dealer in securities or commodities registered in the U.S. or a possession of the U.S.
        o    A real estate investment trust.
        o    A common trust fund operated by a bank under section 584(a).
        o An entity registered at all times during the tax year under the Investment Company Act of 1940.
        o    A foreign central bank of issue.

    Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" IN PART II OF THE FORM, AND RETURN IT TO THE PAYER. ALSO SIGN AND DATE THE FORM.

    Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

    Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

        o Payments to nonresident aliens subject to withholding under section 1441.
        o    Payments to partnerships not engaged in a trade or business in the
             U.S. and which have at least one non-resident alien partner.
        o    Payments of patronage dividends where the amount received is not paid in money.
        o    Payments made by certain foreign organizations.
        o    Section 404(k) payments made by an ESOP.

    Payments of interest not generally subject to backup withholding include the following:

        o .Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification Payments of interest on obligations issued by individuals number to the payer.
        o Payments of tax-exempt interest (including exempt-interest dividends under section 852).
        o    Payments described in section 6049(b)(5) to non-resident aliens.
        o    Payments on tax-free covenant notes under section 1451.
        o    Payments made by certain foreign organizations.
        o    Mortgage interest paid to you.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return and may also provide this information to other governments and agencies, when allowed by law. Payers must be given the number whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS.--If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an underpayment attributable to that failure unless there is a clear and convincing evidence to the contrary.
(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                   FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                   CONSULTANT OR THE INTERNAL REVENUE SERVICE